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EXHIBIT 21.01 - SUBSIDIARIES OF THE REGISTRANT

INTERLAND, INC.
EXHIBITS TO FORM 10-K

                             Listing of Subsidiaries

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                                                            STATE (OR
                                                            JURISDICTION)        PERCENTAGE
                                                            IN WHICH             OWNERSHIP
NAME                                                        INCORPORATED         BY REGISTRANT
---------------------------------------------------         --------------       -------------

CommuniTech.Net, Inc.                                       Missouri                  100%
DialTone, Inc.                                              Florida                   100%
iNNERHOST, Inc.                                             Florida                   100%
Interland B.V                                               Netherlands               100%
HostPro, Inc. (f/k/a Micron PC Web Services, Inc.)          Delaware                  100%
HostPro Acquisition Canada                                  Canada                    100%
Wazoo Web, Inc.                                             Georgia                   100%
MEI California, Inc.                                        California                100%
Micron Electronics (H.K.) Limited                           Hong Kong                 100%
Micron Electronics Overseas Trading, Inc.                   Barbados                  100%
Micron Electronics International, Inc.                      Delaware                  100%
Micron Computer of Canada, Inc.                             Canada                    100%
Micron Electronics Asia-Pacific Holdings, Inc.              B.V.I                     100%
Micron Electronics Asia-Pacific Operations, Inc.            B.V.I                     100%
Micron Electronics Asia-Pacific Trading, Ltd.               Hong Kong                 100%
iNNERHOST Holdings, Inc.                                    B.V.I                     100%
iNNERHOST de Panama, S.R.L                                  Panama                    100%
iNNERHOST de Costa Rica, S.R.L                              Costa Rica                100%
iNNERHOST de Venezuela, S.R.L                               Venezuela                 100%
Trellix Corporation                                         Massachusetts             100%
Hostcentric, Inc.                                           Delaware                  100%
Hostcentric Technologies, Inc.                              Delaware                  100%
Hostcentric GP, Inc.                                        Delaware                  100%
Hostcentric LP, Inc.                                        Delaware                  100%
Hostcentric Management Co. LP                               Texas                     100%
Domain Names International LLC                              Delaware                  100%
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